Exhibit 10.1

THE BANCORP, INC.

STOCK OPTION AND EQUITY PLAN OF 2011

NONQUALIFIED STOCK OPTION GRANT

This STOCK OPTION GRANT, dated as of                              (the “Date of Grant”), is delivered by The Bancorp, Inc. (the “Company”) to                              (the “Grantee”).

RECITALS

The Bancorp, Inc. Stock Option and Equity Plan of 2011 (the “Plan”) provides for the grant of options to purchase shares of common stock of the Company. The Compensation Committee of the Board of Directors of the Company (the “Committee”) has decided to make a stock option grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a nonqualified stock option (the “Option”) to purchase                              shares of common stock of the Company (“Shares”) at an exercise price of $                             per Share. The Option shall become exercisable according to Paragraph 2 below.

2. Exercisability of Option. The Option shall become exercisable on the following dates, if the Grantee is employed by, or providing service to, the Employer (as defined in the Plan) on the applicable date:

Date	Shares for Which the Option is Exercisable

The exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option. The Option shall become fully exercisable on                                      , 20    , if the Grantee is employed by, or providing service to, the Employer on such date. If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes exercisable shall be rounded down to the nearest whole Share.

3.	Term of Option.

(a) The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b) The Option shall automatically terminate upon the happening of the first of the following events:

(i) The expiration of the 90-day period after the Grantee ceases to be employed by, or provide service to, the Employer, if the termination is for any reason other than Disability (as defined below), death or Cause (as defined below).

(ii) The expiration of the one-year period after the Grantee ceases to be employed by, or provide service to, the Employer on account of the Grantee’s Disability. For purposes of this Agreement, “Disability” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

(iii) The expiration of the one-year period after the Grantee ceases to be employed by, or provide service to, the Employer, if the Grantee dies while employed by, or providing service to, the Employer, or within 90 days after the Grantee ceases to be so employed or provide such services on account of a termination described in subparagraph (i) above.

(iv) The date on which the Grantee ceases to be employed by, or provide service to, the Employer for Cause. In addition, notwithstanding the prior provisions of this Paragraph 3, if the Grantee engages in conduct that constitutes Cause after the Grantee’s employment or service terminates, the Option shall immediately terminate. For purposes of this Agreement, “Cause” shall mean, a finding by the Committee that the Grantee (A) has breached his or her employment or service contract with the Employer; (B) has engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty; (C) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information; (D) has breached any written non-competition or non-solicitation agreement between the Grantee and the Employer; or (E) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant. Any portion of the Option that is not exercisable at the time the Grantee ceases to be employed by, or provide service to, the Employer shall immediately terminate.

4.	Exercise Procedures.

(a) Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised and the method of payment. Payment of the exercise price shall be made in accordance with procedures established by the Committee from time to time based on type of payment being made but, in any event, prior to issuance of the Shares. The Grantee shall pay the exercise price (i) in cash or by certified check or  (ii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Grantee exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law.

(b) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Committee deems appropriate.

(c) All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable

5. Change of Control. The provisions of the Plan applicable to a Change of Control, mergers or other corporate transactions shall apply to the Option, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan. In the event of a change of control, in which the recipient will either involuntarily forfeit their current position, or will be employed at a significantly lower salary, all unvested shares shall immediately vest.

6. Restrictions on Exercise. Except as the Committee may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

7. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to

(a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8. No Employment or Other Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time. The right of the Employer to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

9. No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

10. Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

11. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

12. Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Committee at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

ATTEST:	THE BANCORP, INC.

By:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all of the decisions and determinations of the Committee shall be final and binding.

Grantee:

Date: